MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

EXHIBIT 21

SUBSIDIARIES AS OF MARCH 10, 2003

State or Other Jurisdiction of
Legal Name	Formerly Known As	Incorporation or Organization

183 Hotel Associates, Ltd.		Texas
2780 Atlanta Limited Partnership, L.P.		Delaware
2929 Williams Limited Liability Company		Delaware
339742 B.C. Ltd.		British Columbia, Canada
339743 B.C. Ltd.		British Columbia, Canada
455 Meadowlands Associates, Ltd.		Texas
AGH 2780 Atlanta L.L.C		Delaware
AGH DFW South L.L.C		Delaware
AGH O’Hare International L.L.C		Delaware
AGH Portland/Shelton L.L.C		Delaware
AGH PSS I, Inc.		Delaware
AGH Secaucus L.L.C		Delaware
AGH UPREIT L.L.C		Delaware
BA Parkway Associates II, L.P.		Delaware
CapStar Albuquerque Company, L.L.C		Delaware
CapStar AP Partners, L.P.		Delaware
CapStar Englewood Company, L.L.C		Delaware
CapStar Hotel (Calgary Airport) Inc.		British Columbia, Canada
CapStar Hotel (Surrey) Inc.		British Columbia, Canada
CapStar Lafayette Company, L.L.C		Delaware
CapStar Sacramento Company, L.L.C		Delaware
CapStar San Francisco Company, L.L.C		Delaware
CapStar St. Louis Company, L.L.C		Delaware
CapStar Westchase Partners, L.P.		Delaware
Centennial Hotel Ltd.		British Columbia, Canada
Cocoa Beach Hotels, Ltd.		Florida
DFW South Corporation		Delaware
DFW South I Limited Partnership		Texas
EquiStar Arlington Partners, L.P.		Delaware
EquiStar Charlotte Company, L.L.C		Delaware
EquiStar Colorado Company, L.L.C		Delaware
EquiStar Irvine Company, L.L.C		Delaware
EquiStar Somerset Company, L.L.C		Delaware
Hotel Columbia Company		Maryland
Lake Buena Vista Partners, Ltd.		Florida
Lenat Development Company, Ltd.	Mt. Arlington Four Points	Texas
Lepercq Atlanta Renaissance Partners, L.P.		Delaware
Madison Motel Associates, L.L.P.		Wisconsin
Madison Washington Associates		Delaware
MCV Venture, L.L.C		Kentucky
MDV Limited Partnership		Texas
MeriStar Acquisition Company, L.L.C		Delaware
MeriStar Austin SPE Corp.		Delaware
MeriStar Austin SPE L.L.C		Delaware
MeriStar Colorado Corporation		Delaware
MeriStar Del Rey, L.L.C		Delaware
MeriStar Hospitality Finance Corp.		Delaware
MeriStar Hospitality Finance Corp. II		Delaware
MeriStar Hospitality Finance Corp. III		Delaware
MeriStar Hotel Lessee, Inc.		Delaware

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

EXHIBIT 21

SUBSIDIARIES AS OF MARCH 10, 2003

State or Other Jurisdiction of
Legal Name	Formerly Known As	Incorporation or Organization

MeriStar Lexington SPE Corp.		Delaware
MeriStar Lexington SPE, L.L.C		Delaware
MeriStar LP, Inc.		Nevada
MeriStar Madison SPE Corp.		Delaware
MeriStar Madison SPE L.L.C		Delaware
MeriStar PA SPE Corp.		Delaware
MeriStar PA SPE L.L.C		Delaware
MeriStar Sanibel Beach Company, L.L.C		Delaware
MeriStar Secured Holdings L.L.C		Delaware
MeriStar Song of the Sea Company, L.L.C		Delaware
MeriStar SPE California Corp.		Delaware
MeriStar SPE Colorado Corp.		Delaware
MeriStar SPE Corp.		Delaware
MeriStar SPE Leasing Corp.		Delaware
MeriStar SPE L.L.C		Delaware
MeriStar SPE North Carolina Corp.		Delaware
MeriStar SPE Wisconsin Corp.		Delaware
MeriStar Sub 1A, L.L.C	CapStar San Pedro Company, L.L.C	Delaware
MeriStar Sub 1B, L.L.C	EquiStar Bellevue Company, L.L.C	Delaware
MeriStar Sub 1C, L.P.	MeriStar Cathedral City, L.P.	Delaware
MeriStar Sub 1D, L.P.	MeriStar LAJV, L.P.	Delaware
MeriStar Sub 1E, L.P.	MeriStar Santa Barbara, L.P.	Delaware
MeriStar Sub 2A, L.L.C	MeriStar Hotel (Burnaby), L.L.C	Delaware
MeriStar Sub 2B, L.L.C	MeriStar Hotel (Calgary Airport), L.L.C	Delaware
MeriStar Sub 2C, L.L.C	MeriStar Hotel (Surrey), L.L.C	Delaware
MeriStar Sub 2D, L.L.C	MeriStar Hotel (Vancouver), L.L.C	Delaware
MeriStar Sub 3A, L.L.C	CapStar C.S. Company, L.L.C	Delaware
MeriStar Sub 3B, L.L.C	CapStar Mesa Company, L.L.C	Delaware
MeriStar Sub 3C, L.L.C	CapStar Tucson Company, L.L.C	Delaware
MeriStar Sub 3D, L.L.C	EquiStar Salt Lake Company, L.L.C	Delaware
MeriStar Sub 4A, L.P.		Texas
MeriStar Sub 4B, L.P.	CapStar Dallas Partners, L.P.	Delaware
MeriStar Sub 4C, L.P.	CapStar Houston SW Partners, L.P.	Delaware
MeriStar Sub 4D, L.L.C	CapStar KC Company, L.L.C	Delaware
MeriStar Sub 4E, L.P.	CapStar Medallion Austin Partners, L.P.	Delaware
MeriStar Sub 4F, L.P.	CapStar Medallion Dallas Partners, L.P.	Delaware
MeriStar Sub 4G, L.P.	CapStar Medallion Houston Partners, L.P.	Delaware
MeriStar Sub 4H, L.P.	CapStar Midland Partners, L.P.	Delaware
MeriStar Sub 4I, L.P.	CapStar Mockingbird Partners, L.P.	Delaware
MeriStar Sub 4J, L.L.C	CapStar Oklahoma City Company, L.L.C	Delaware
MeriStar Sub 5A, L.L.C	EquiStar Atlanta LP Company, L.L.C	Delaware
MeriStar Sub 5C, L.L.C	CapStar Jekyll Company, L.L.C	Delaware
MeriStar Sub 5D, L.L.C	CapStar Lexington Company, L.L.C	Delaware
MeriStar Sub 5E, L.L.C	CapStar Louisville Company, L.L.C	Delaware
MeriStar Sub 5F, L.P.		Florida
MeriStar Sub 5G, L.P.		Florida
MeriStar Sub 5H, L.L.C	MeriStar Marco Island Company, L.L.C.	Delaware
MeriStar Sub 5I, L.L.C	MeriStar Plantation Shopping Center Company, L.L.C	Delaware
MeriStar Sub 5J, L.L.C	MeriStar SS Plantation Company, L.L.C	Delaware
MeriStar Sub 5K, L.L.C	MeriStar Safety Harbor Company, L.L.C	Delaware

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

EXHIBIT 21

SUBSIDIARIES AS OF MARCH 10, 2003

State or Other Jurisdiction of
Legal Name	Formerly Known As	Incorporation or Organization

MeriStar Sub 5L, L.L.C	MeriStar Sanibel Golf Company, L.L.C	Delaware
MeriStar Sub 5M, L.L.C	MeriStar Sanibel Inn Company, L.L.C	Delaware
MeriStar Sub 5N, L.L.C		Delaware
MeriStar Sub 5O, L.L.C	MeriStar Seaside Inn Company, L.L.C	Delaware
MeriStar Sub 5P, L.L.C	MeriStar Shirley’s Parcel Company, L.L.C	Delaware
MeriStar Sub 5Q, L.L.C	MeriStar Sundial Beach Company, L.L.C	Delaware
MeriStar Sub 5R, L.L.C	EquiStar Atlanta GP Company, L.L.C	Delaware
MeriStar Sub 6A, L.L.C	CapStar Columbia Company, L.L.C	Delaware
MeriStar Sub 6B, L.L.C	CapStar Cross Keys Company, L.L.C	Delaware
MeriStar Sub 6C, L.L.C	CapStar Frazer Company, L.L.C	Delaware
MeriStar Sub 6D, L.L.C	CapStar Georgetown Company, L.L.C	Delaware
MeriStar Sub 6E, L.L.C	CapStar National Airport company, L.L.C	Delaware
MeriStar Sub 6F, L.L.C	CapStar Roland Park Company, L.L.C	Delaware
MeriStar Sub 6G, L.L.C	CapStar Washington Company, L.L.C	Delaware
MeriStar Sub 6H, L.P.	Durham I-85 Limited Partnership	Delaware
MeriStar Sub 6I, L.L.C	EquiStar Ballston Company, L.L.C	Delaware
MeriStar Sub 6J, L.L.C	EquiStar Latham Company, L.L.C	Delaware
MeriStar Sub 6K, L.L.C	EquiStar Virginia Company, L.L.C	Delaware
MeriStar Sub 6L, L.L.C	BCHI Acquisition, L.L.C	Delaware
MeriStar Sub 6M Company		Maryland
MeriStar Sub 7A Joint Venture	3100 Glendale Joint Venture	Ohio
MeriStar Sub 7B, L.P.	75 Arlington Heights Limited	Delaware
Partnership, L.P.
MeriStar Sub 7C, L.L.C	AGH 75 Arlington Heights L.L.C	Delaware
MeriStar Sub 7D, L.L.C	CapStar Chicago Company, L.L.C	Delaware
MeriStar Sub 7E, L.L.C	CapStar Detroit Airport Company, L.L.C	Delaware
MeriStar Sub 7F, L.L.C	CapStar Indianapolis Company, L.L.C	Delaware
MeriStar Sub 7G, L.L.C	EquiStar Cleveland Company, L.L.C	Delaware
MeriStar Sub 7H, L.L.C	EquiStar Schaumberg Company, L.L.C	Delaware
MeriStar Sub 8B, L.L.C	CapStar Forrestal Company, L.L.C	Delaware
MeriStar Sub 8C, L.L.C	CapStar Hartford Company, L.L.C	Delaware
MeriStar Sub 8D, L.L.C	CapStar Morristown Company, L.L.C	Delaware
MeriStar Sub 8E, L.L.C	CapStar Windsor Locks Company, L.L.C	Delaware
MeriStar Sub 8F, L.P.		Texas
MeriStar Sub 8G, L.L.C		Delaware
MeriStar West Loop, L.P.		Delaware
Metrotown Overseas Holdings, Inc.		British Columbia, Canada
Portland/Shelton Corp.		Delaware
Portland/Shelton, L.L.C		Delaware
Westchase SPE, Corp.		Delaware
Westchase SPE, L.L.C		Delaware